EXHIBIT 3(A)


            FILED                FILING FEE: $100.00 DF C12863
    IN THE OFFICE OF THE         CT CORPORATION SYSTEM/EUGENE A.
                                 WALLACE
  SECRETARY OF STATE OF THE      811 DALLAS AVE.
       STATE OF NEVADA           HOUSTON, TX 77002
         MAY 30 1991             SENT TO CT RENO OFFICE

 CHERYL A LAU  SECRETARY OF STATE
 No. 496-91

               RESTATED ARTICLES OF INCORPORATION
                               OF
              GREENWAY ENVIRONMENTAL SYSTEMS, INC.


     Greenway Environmental Systems, Inc., a corporation of the State of Nevada, by its chairman/president and secretary does hereby certify:

                             FIRST:

     That  the  Original  Articles of Incorporation  of  Greenway
Environmental Systems, Inc. were filed by the Secretary of State on the 23rd day of January, 1991.

                             SECOND:

     That a Board of Directors at a meeting held on the 10th day of May, 1991, passed a resolution declaring that the following changes in the articles of incorporation are advisable, and calling a meeting of the stockholders to take action thereon:

     RESOLVED that the following Articles are amended to read as follows:

     1. The amount of the total authorized capital stock of the Corporation is amended by this Restated
          Certificate of Incorporation to be as provided  in
          Article V hereinbelow.

     2. The purposes of the Corporation are amended by this Restated Certificate of Incorporation as provided in Article IV hereinbelow.

     3.   The    Certificate   of   Incorporation   of   the
          Corporation   is   amended   by   this    Restated
          Certificate   of  Incorporation  to  include   the
          following:

          (i)   provisions  with respect to  the  authorized
          capital   stock   as   provided   in   Article   V
          hereinbelow;

          (ii)   provisions   with  respect   to   liability
          insurance contained in Article X hereinbelow;

          (iii)     provisions with respect to limitation of
          personal   liability  contained  in   Article   XI
          hereinbelow;

          (iv) provisions with respect to indemnification of directors contained in Article XII hereinbelow.

                             THIRD:

     The  amendments  and  restatement  of  the  Certificate   of
Incorporation have been duly adopted in accordance with the Corporation Law of the State of Nevada by an affirmative vote of the holders of a majority of all outstanding shares entitled to vote, so that the same shall read as follows and so that the following amended articles shall in all respects take the place of the original articles of incorporation of this corporation and any all amendments thereto:


                            ARTICLE I

                              NAME

 The name of the Corporation is Greenway Environmental Systems,
                              Inc.


                           ARTICLE II

                            DURATION

         The Corporation is to have perpetual existence.


                           ARTICLE III

                   REGISTERED OFFICE AND AGENT

     The principal office of the Corporation in the Nevada is located at One East First Street, Reno, Washoe County, Nevada 89501. The name and address of its resident agent is The Corporation Trust Company of Nevada, One East First Street, Reno, Nevada 89501.

                           ARTICLE IV

                            PURPOSES

The nature of the business, or objects or purposes proposed to be transacted, promoted or carried on are:

     To engage in any lawful activity and to manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

     To hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises and to take the same by devise or bequest.

     To acquire, and pay for in cash, stock or bonds of this Corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

     To acquire, hold, use, sell, assign, lease, grant license in respect of, mortgage, or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trade-marks and trade names, relating to or useful in connection with any business in this Corporation.

     To guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge, or otherwise dispose of the shares of the capital stock or of any bonds, securities or evidences of the indebtedness created by any other corporation or corporations of this state, or any other state or government, and, while owner of such stock, bonds, securities or evidences of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any.

     To borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness, payable at specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge, or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful objects.

     To purchase, hold, sell and transfer shares of its own capital stock, and use therefor its capital, capital surplus, surplus, or other property or funds; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital; and provided further, that shares of its own capital stock belonging to it shall not be voted upon, directly or indirectly, nor counted as outstanding, for the purpose of computing any stockholders' quorum or vote.

     To conduct business, have one or more offices, and hold, purchase, mortgage and convey real and personal property in this state, and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia, and in any foreign countries.

     To do all and everything necessary and proper for the accomplishment of the objects hereinbefore enumerated or necessary or incidental to the protection and benefit of the Corporation, and, in general, to carry on any lawful business necessary or incidental to the attainment of the objects of the Corporation, whether or not such business is similar in nature to the objects hereinbefore set forth.

     The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in these Articles of
     Incorporation, but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent objects and purposes.


                            ARTICLE V

                          CAPITAL STOCK

The amount of the total authorized capital stock of the Corporation is Fifty Five Thousand ($55,000) Dollars consisting of Fifty Million (50,000,000) shares of common stock of the par value of one thousandth of one ($.001) Dollar each and Five Million (5,000,000) shares of Preferred Stock of the par value of one thousandth of one ($.001) Dollar each.

The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of the Preferred Stock shall be as follows:

1. The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited, number of votes per share, or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated and expressed in this Certificate of Incorporation, or any amendment thereto, including (but without limiting the generality of the foregoing) the following:

     (a) the designation of and number of shares constituting such series;

     (b) the dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or of any other series of capital stock, and whether such dividends shall be cumulative or non-cumulative;

     (c) whether the shares of such series shall be subject to redemption by the Corporation, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

     (d) the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

     (e) whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of capital stock of this Corporation, and, if provision be made for conversion or exchange, the times, prices, adjustments, and other terms and conditions of such conversion or exchange;

     (f) the extent, if any, to which the holders of the shares of such series shall be entitled to vote as a class or otherwise with respect to the election of the directors or otherwise;

     (g) the restrictions, if any, on the issue or reissue of any additional Preferred Stock; and

     (h) the rights of the holders of the shares of such series upon the dissolution of, or upon the distribution of assets of, the Corporation.

2. Except as otherwise required by law and except for such voting powers with respect to the election of directors or other matters as may be stated in the resolutions of the Board of Directors creating any series of Preferred Stock, the holders of any such series shall have no voting power whatsoever.

No stockholder, as such, of the Corporation shall have any pre-emptive or preferential right or entitlement to purchase, subscribe for, or acquire any shares of capital stock of the Corporation or any security convertible into shares of capital stock of the Corporation hereafter issued.


                           ARTICLE VII

                       NO ASSESSABLE STOCK

The capital stock, after the amount of the subscription price or par value has been paid in, shall not be subject to assessment to pay the debts of the Corporation.


                          ARTICLE VIII

                       POWERS OF DIRECTORS

In furtherance, and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

Subject to the By-Laws, if any, adopted by the stockholders, to make, alter or amend the By-Laws of the Corporation.

To fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed mortgages and liens upon the real and personal property of this Corporation.

By resolution passed by a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the Corporation, which, to the extent provided in the resolution or in the By-Laws of the Corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name and names as may be stated in the By-Laws of the Corporation or as may be determined from time to time by resolution adopted by the board of directors.

When and as authorized by the affirmative vote of stockholders holding stock entitling them to exercise at least a majority of the voting power given at a stockholders' meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the board of directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions as its board of directors deem expedient and (or the best interests of the Corporation.


                           ARTICLE IX

                            MEETINGS

Meetings of stockholders may be held outside the State of Nevada, if the By-Laws so provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Nevada at such place or places as may be designated from time to time by the board of directors or in the By-Laws of the Corporation.


                            ARTICLE X

                       LIABILITY INSURANCE

1. This Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the Corporation has the authority to indemnify him against such liability and expenses.

2. The other financial arrangements made by the Corporation pursuant to subsection 1 of this Article X may include the following:

     (a)  The creation of a trust fund.

     (b)  The establishment of a program of self-insurance.

     (c) The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the Corporation.

     (d) The establishment of a letter of credit, guaranty or surety.

No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

3. Any insurance or other financial arrangements made on behalf of a person pursuant to this Article X may be provided by the Corporation or any other person approved by the board of directors, even if all or part of the other person's stock or other securities is owned by the Corporation.

4.   In the absence of fraud:

     (a) The decision of the board of directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this
          Article X may be provided by the Corporation or any other person approved by the board of directors, even if all or part of the other person's stock or other securities is owned by the Corporation.

     (b)  The insurance or other financial arrangement:

          (1)  Is not void or voidable; and

          (2) Does not subject any director approving it to personal liability for his action,

          even  if  a director approving the insurance  or  other
          financial   arrangements  is  a  beneficiary   of   the
          insurance or other financial arrangement.


                           ARTICLE XI

                LIMITATION OF PERSONAL LIABILITY

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 78.300 of the Nevada Revised Statutes, or (iv) for any transaction from which the director derived an improper personal benefit.


                           ARTICLE XII

                  INDEMNIFICATION OF DIRECTORS

1. This Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonable incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. This Corporation may also indemnify any person who was or is a parry or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the
Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonable incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonable believed to be in or not opposed to the best interests of the Corporation.

Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case the person is fairly and reasonable entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of this Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2 of this Article XII, or in defense of any claim, issue or matter therein, he must be indemnified by the Corporation against expenses, including attorney's fees, actually and reasonable incurred by him in connection with the defense.

4.    Any  indemnification under subsections  1  and  2  of  this
Article XIII, unless ordered by a court or advanced pursuant to subsection 5 of this Article XII, must be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must he made:

     (a)  By the stockholders;

     (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

     (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or

     (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to any provisions of this
Article XII:

     (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or Articles of Incorporation or any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity which holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 of this Article XII or for the advancement of expenses made pursuant to subsection 5 of this Article XII, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

7. For purposes of this Article XII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article XIII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

8. For purposes of this Article XII, references to "other enterprises" shall include employee benefit plans; references to

"fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article XII.


                          ARTICLE XIII

                           AMENDMENTS

This Corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, the said Greenway Environmental Systems,
Inc.   has   caused  this  certificate  to  be  signed   by   its
Chairman/President and Its Assistant Secretary and its corporate seal hereto affixed this 21st day of May, 1991.


                                 By:
                                    ---------------------------
                                    Chairman/President
                                    L. Dean Cambron
            (SEAL)
                                 By:
                                    ----------------------------
                                    Assistant Secretary




STATE OF TEXAS      )
                    )
COUNTY OF HARRIS    )

     On   May 22, 1991    personally appeared before me, a Notary
Public, L. Dean Cambron and Greg Cambron, who acknowledged that they, executed the above instrument.


                                  -------------------------------
                                          Notary Public
            (SEAL)
                                           LOREA GUZMAN
                                  Notary Public in and for State
                                             of Texas
                                  My Commission Expires 9-26-92